Exhibit 10.11

Undergraduate International General Education Courses of Chinese

Service Center for Scholarly Exchange of the Ministry of Education

Cooperation Agreement

This Agreement is signed by the following two parties in Fuzhou in July 2013:

Party A: IEN Institute of Minjiang University

Address: No. 1, Wenxian Road, College Town, Fuzhou, Fujian Province

Party B: China Liberal (Beijing) Education Technology Co., Ltd.

Address: Room 1206, Business Building, Jingguang Center, Hujialou, Chaoyang District, Beijing Municipality

In order to give full play to the schooling advantages of the Parties, effectively integrating social resources and actively promoting the internationally advanced teaching mode and experience, Party A and Party B have entered into the following agreement through friendly negotiation in respect of jointly undertaking Undergraduate International General Education Courses of Chinese Service Center for Scholarly Exchange of the Ministry of Education (International General Education Courses, hereinafter referred to as “IGEC”):

I. Contents of Project

IGEC Project adopts innovative talent cultivation mode and targets the students of domestic colleges and universities who are included in the undergraduate recruitment plan of regular institutes of higher education. IGEC Project adopts not only domestic normal four-year length of schooling but also the mode of two learning stages at home and abroad. Thereinto, domestic stage shall be no less than two years. At the domestic stage, students intensify English and learn IGEC courses. The students who meet conditions will go to study in the credit exchange colleges and universities in North America, Europe, etc through credit transfer in the third or fourth year, and may be awarded the bachelor’s degree of foreign colleges and universities as accredited by the Ministry of Education of China and the undergraduate diploma and bachelor’s degree of domestic colleges and universities after graduation. The students who do not study abroad will continue learning international courses in domestic colleges and universities, and will be awarded the undergraduate diploma and bachelor’s degree of domestic colleges and universities after graduation.

Party B shall introduce IGEC Project for Party A, and Party A is the organizer of IGEC Project. Party B shall assume a part of schooling liabilities and duties according to the needs of Party A, such as assisting in declaration, organizing team, promotion and recruitment, education teaching organization, providing foreign teachers for a part of courses, arranging students to dock with foreign colleges and universities, ensuring that the schooling task of the Project will be completed with high quality, etc.

II. Scope of Cooperation

1.	Party A shall be the schooling subject of IGEC Project. Party B shall coordinate with Chinese Service Center for Scholarly Exchange and introduce (International General Education Courses for Party A.

2.	Party A and Party B shall jointly set up project management body in the place where Party A is located (Sino-America Project Center of IEN Institute of Minjiang University) and establish management framework, so as to conduct macro management and control to IGEC Project. Party A shall act as project director, and Party B shall appoint a person to act as deputy director. Party B shall pay the wages and welfares, etc of such deputy director. Party A shall provide corresponding schooling and office places and equipment for the management personnel and foreign teachers as dispatched by Party B.

3.	Party A shall provide corresponding help to the project personnel and foreign teachers as dispatched by Party B, such as picking up at the airport, providing necessary office supplies, handing expert certificate, temporary residence permit and residence permit, assisting foreign teachers in receiving physical examination, renting house and handling insurances, etc.

4.	Party B shall assist Party A in project declaration, project recruitment and project management, provide the foreign teachers of 14 courses of ISEC Project, and assist in arranging students to dock with foreign colleges and universities, etc.

5.	Party B shall assist Party A in conducting international education exchange and cooperation by the use of its resources and advantages, so as to improve the influence of schooling.

6.	Party A and Party B agree that each major of the Project shall recruit no less than 100 students. The Parties shall ensure the quality of schooling. Without mutual consent, neither party may unilaterally modify schooling scheme.

III. Party A’s Liabilities and Rights

1.	Party A shall apply to Chinese Service Center for Scholarly Exchange of the Ministry of Education for opening IGEC Project as required, and cooperate with the comprehensive appraisal of Chinese Service Center for Scholarly Exchange of the Ministry of Education. Upon the approval of Chinese Service Center for Scholarly Exchange of the Ministry of Education, Party A shall sign cooperation agreement with Chinese Service Center for Scholarly Exchange of the Ministry of Education and Party B, and obtain the examination and approval letter of Chinese Service Center for Scholarly Exchange of the Ministry of Education agreeing that Party A should open IGEC Project.

2.	After Party A has obtained the examination and approval letter from Chinese Service Center for Scholarly Exchange of the Ministry of Education, the Parties shall jointly establish schooling scheme, apply to local education department for opening IGEC Project and obtain the approval from local education department. The recruitment time, majors and plans shall be determined by the Parties through negotiation according to the reality; afterwards, the Parties may properly increase or decrease majors and plans according to the circumstances of schooling each year.

3.	After having obtained approval from local education department, Party A shall submit the tuition charging application of IGEC Project to local pricing department for approval.

4.	At the time of offering the Project, Party A shall set the schooling place at Party A’s HQ. The college shall ensure that the student of the Project will study at HQ and enjoy the same treatment as other students not under the Project.

5.	Party A shall assume the teaching and management work of the students of the Project in the first two years (or three years) of undergraduate stage and the students who will not study abroad in the final two years (or one year) of undergraduate stage and relevant costs (however, the dispatch and management of foreign teachers and relevant expenses shall be implemented according to the provisions of “Clause 3 of IV. Party B’s Liabilities and Rights” of this Agreement). Party A shall provide qualified bilingual teachers to the Project. In principle, Party A may choose from the teachers of the college or local place, and report to Chinese Service Center for Scholarly Exchange of the Ministry of Education for filing, and shall participate in corresponding training and assume corresponding travelling and accommodation costs according to the requirements of Chinese Service Center for Scholarly Exchange of the Ministry of Education. Party A shall handle Chinese work visa for the foreign teachers as dispatched by Party B for the Project under the assistance of Party B.

6.	Party A is mainly responsible for the recruitment work of the Project, release the recruitment brochure and information of the Project on the college’s website, participate in recruitment consultative conference, release recruitment advertisement, etc, and assume the costs of recruitment publicity.

7.	Party A shall implement the management and daily teaching of the students of the Project. Party A shall teach courses according to the requirements of International General Education Courses syllabus as provided by Chinese Service Center for Scholarly Exchange of the Ministry of Education, set up internal review system in respect of teaching quality, and shall according to the relevant requirements, regularly accept the on-the-spot teaching quality examination and review as made by the review team appointed by Academic Board of IGEC Project. Review costs shall be assumed by Party A, mainly including travelling costs, accommodation, review costs, etc (however, travelling costs, accommodation, review costs, etc shall be used in the principle of saving).

8.	Party A shall ensure that the students of the Project timely complete electronic registration in Chinese Service Center for Scholarly Exchange of the Ministry of Education after admission, and shall actively cooperate with Chinese Service Center for Scholarly Exchange of the Ministry of Education in collecting and managing the academic records of students.

IV. Party B’s Liabilities and Rights

1.	Party B shall assist the communication between Party A and Chinese Service Center for Scholarly Exchange of the Ministry of Education, and sort out and coordinate the relations between the parties. Party B shall assist Party A in obtaining the formal reply from Chinese Service Center for Scholarly Exchange of the Ministry of Education in respect of the Project hereunder, and cause Chinese Service Center for Scholarly Exchange of the Ministry of Education to sign cooperation agreement with Party A in respect of jointly opening IGEC Project. Party B shall guarantee the validity and feasibility of IGEC Project as instructed to Party A. At the request of Party A, Party B shall assist Party A in obtaining the approval or permit of local education department and pricing department about IGEC Project by the use of its resources and advantages.

2.	Party B shall communicate with American colleges and universities about introducing courses from American colleges and universities and pay introduction costs to American party. Party B shall provide all application materials for the examination and approval of American party and relevant work. Party A shall provide necessary assistance. Party B shall coordinate the teaching quality review (external review) of American party once a term, and Party A shall actively organize external review.

3.	Party B shall appoint special personnel to act as the deputy director of the Project and jointly management IGEC Project with Party A, and shall assume the relevant expenses of such personnel.

4.	Party B shall dispatch the foreign teachers who are competent for the courses of the Project to teach 4 general education courses and 4 specialized courses to the students of IGEC Project in Party A. The teaching qualification of foreign teachers shall conform to the teachers’ requirements of the education department and Oriental International. Party B shall manage the foreign teachers as dispatched for the Project, and shall assume corresponding wage, allowance, class remuneration, travelling subsidy, lodging costs, physical examination costs, visa costs and insurance premium.

5.	According to the requirements of IGEC Project, and in order to ensure that students have the ability to learn IGEC courses, Party B shall design English intensive courses for the students of the Project according to the needs of the Project, provide full set of syllabus and teaching materials of English (including IELTS) teaching to Party A, and assist in organizing and training English teacher team. Such English intensive courses will be jointly taught by Chinese and foreign teachers in the form of small class teaching. Thereinto, Party B shall provide the foreign teachers of 6 English courses in the first two years, including College Academic English Writing 1 (general education course as required by IGEC Project), English Phonetics, Spoken English 1, Spoken English 2, Spoken English 3, Spoken English 4. Party B shall pay the relevant expenses of foreign teachers (including wage, allowance, class remuneration, travelling subsidy, lodging costs, physical examination costs, visa costs and insurance premium).

6.	Party B shall provide training and consulting support to the Project in terms of project promotion, recruitment publicity, etc.

7.	Party B shall assist Party A in guaranteeing the stability of teaching team. Either party hereto may advise adjusting the members of teaching team, provided that the normal teaching of the Project may not be impacted. The Parties shall regularly supervise the work of project teachers and management personnel, and may adjust unqualified teachers or working personnel according to assessment results; however, the Parties must fully recognize that the adjustment of teaching team may cause adverse impact.

8.	Party B shall develop the overseas cooperation college resources and project, and introduce and provide other high quality educational resources or project to Party A, actively arrange Party A to reach closer cooperation relationship with the colleges and universities of America and Britain, such as friendship university, and facilitate the further exchange and cooperation of two parties in the fields of credit transfer, teaching and scientific research.

9.	With the permission of Chinese Service Center for Scholarly Exchange, Party B shall actively assist Chinese Service Center for Scholarly Exchange in providing, or directly provide, overseas study services to the students of IGEC Project of Party A, such as overseas study consulting, promotion planning, foreign college admission application, filling guidance, visa coaching, summer camp, etc.

10.	In order to facilitate international and school-school educational exchange, Party B shall invite 2 to 3 personnel of the Project to participate in exchange or short-term training in foreign cooperation colleges and universities each year, and Party B shall assume the transportation costs, accommodation costs and insurance premium.

11.	Party B shall jointly research and develop the specialized courses of the Project with American cooperation colleges and universities and domestic well-known universities, and Party B shall assume the expenses arising therefrom.

12.	Party B shall be liable for the transfer of the students of the Project who get more than 60 scores in domestic courses and 60 credits as specified by the admission requirements of American colleges and universities in terms language results (namely the credit transfer of 2 years’ courses of American colleges and universities, and guarantee that at least 5 American colleges and universities (equivalent to the level of the American colleges and universities as provided by Chinese Service Center for Scholarly Exchange) can transfer 2 years’ credits of bachelor’s degree programs, and handle the procedures of studying in America for the students with good economic conditions. If any student cannot reach the admission requirements of American colleges and universities in terms of language results, Party B shall assist such student in learning language courses.

13.	Party B shall ensure that the students of the Project can receive the pre-admission notice from American colleges and universities while learning the Project.

14.	The overseas study procedures of the students of the Project shall be handled according to the relevant regulations of China and America about overseas study. Party B shall be the exclusive partner providing agency services to the students of the Project who will study in America. Party B or its subordinate company shall have Qualification Certificate of Intermediary Institution of Self-funded Overseas Study as issued by the Ministry of Education of China. Party A may not develop similar overseas study intermediary business with any intermediary institution other than Party B without permission; otherwise Party A shall assume the liabilities for breach and compensate for all economic losses as suffered by Party B therefore.

15.	Party B shall apply to Chinese Service Center for Scholarly Exchange for handling certification for the students of the Project who have obtained the certificate of bachelor’s degree from American colleges and universities. The certification of degrees of American colleges and universities shall conform to the relevant requirements of foreign qualification and degree certification of the Ministry of Education.

V. Expenses

1	The domestic length of schooling of the students of the Project is four years, and the tuition is determined by the Parties through negotiation (it is suggested that the standard should be no less than 20,000 Yuan/person/year) and is reported to the pricing department for examination and approval. Within the period of validity of this Agreement as from the year of recruitment, the Parties shall negotiate whether to adjust the tuition standards and determine the range of adjustment according to the reality every year. Party A will collect tuition from students.

2	Party A shall pay project service and management fee to Party B by academic year. The fee shall be paid prior to November 30 each year. In the first two years of undergraduate stage (freshman and sophomore), the charging standard shall be 35% of the tuition of the Project, calculation method: number of all registered students of current year (subject to being calculated on November 15 of current year) * tuition standard of the Project * 35%; in the final two years of undergraduate stage (junior and senior), the charging standard shall be 40% of the tuition of the Project, calculation method: number of all registered students of current year (subject to being calculated on November 15 of current year) * tuition standard of the Project * 40%, namely the project service and management fee payable to Party B. Party B shall issue corresponding lawful invoice to Party A.

3	The personnel and wage relations of all teachers and management personnel as dispatched by Party B shall be filed in Party B. Party A shall provide necessary work assistance. If Party B assists the teacher as recommended by Party A, the employment relationship of such teacher shall be filed in Party A, and Party A shall pay the wage to such teacher.

4	The Project shall uniformly use the Chinese and English teaching materials and ancillary materials as appointed by Chinese Service Center for Scholarly Exchange. The costs of teaching materials shall be paid by students according to the actual quantity of use.

VI. Confidentiality

The Parties undertake to keep all confidential materials and information under the cooperation project confidential. Neither party hereto may use the confidential materials and/or information of this Project for any purpose unrelated to the Project. As from the effective date of this Agreement, this duty of confidentiality shall remain in force for one year after the termination of this Agreement.

VII. Liabilities for Breach

1.	If either party or the Parties fail to perform or do not fully perform the obligations hereunder, it shall constitute a default. In case of any breach, the breaching party shall, according to the relevant laws and regulations and the provisions of this Agreement, assume the liabilities for breach and compensate for the actual losses and other losses as suffered by the other party.

2.	If the performance of this Agreement cannot be continued due to force majeure, the Parties may be exempted from liabilities in whole or in part according to the impact of the force majeure. If either party cannot perform this Agreement due to force majeure, it shall immediately notify the other party, and try its best to minimize the possible losses as sustained by the other party, and shall timely provide a proof to the other party.

3.	The force majeure mentioned in this article refers to the objective circumstance that is unforeseeable, avoidable and insuperable.

4.	Party A undertakes that Party B is the exclusive partner of the Project; otherwise Party A shall assume the liabilities for breach and all economic losses as suffered by Party B therefore.

VIII. Dispute Resolution, Alteration and Dissolution of the Agreement

1.	Any dispute arising from the performance of this Agreement shall be settled by the Parties through friendly negotiation. In case negotiation fails, either party has the right to lodge a suit. The Agreement shall be governed by the competent people’s court of the place where the plaintiff is located.

2.	If Party A fails to pay the profit sharing of the Project to Party B as scheduled and still fails to do so after the receipt of the written notice from Party B, Party B has the right to terminate this Agreement. In such case, Party A shall assume the liabilities for breach, and assume all bad consequences and economic losses arising therefrom.

3.	Prior to the graduation of the students as recruited by Party A for the Project, neither party may stop cooperation without good cause (any breach of either party shall be lawfully implemented according to the foregoing paragraph).

4.	If either party or both parties require early terminating this Agreement midway with good cause and basis, the Parties shall resolve through friendly negotiation and sign a termination agreement.

IX. Effectiveness of this Agreement

1.	This Agreement shall become effective upon being signed and sealed by the representatives of the Parties. The period of validity of this Agreement is ten years. This Agreement is made in four originals of the same legal force, two for each party hereto. Neither party hereto may unilaterally modify the provisions of this Agreement. Any matter not covered herein may be otherwise supplemented.

2.	If Party A and Chinese Service Center for Scholarly Exchange continue the cooperation of the Project after the expiration of this Agreement, this Agreement will be naturally renewed.

Party A: IEN Institute of Minjiang University Representative’s Signature and Seal: (Signature) July 8, 2013 IEN Institute of Minjiang University (Seal)	Party B: China Liberal (Beijing) Education Technology Co., Ltd. Representative’s Signature and Seal: (Signature) July 8, 2013 China Liberal (Beijing) Education Technology Co., Ltd. (Seal)

Supplementary Agreement to Cooperation Agreement of

Undergraduate International General Education Courses of Chinese

Service Center for Scholarly Exchange of the Ministry of Education

Party A: IEN Institute of Minjiang University

Address: No. 1, Wenxian Road, College Town, Fuzhou, Fujian Province

Party B: China Liberal (Beijing) Education Technology Co., Ltd.

Address: Room 1206, Business Building, Jingguang Center, Hujialou, Chaoyang District, Beijing Municipality

Party A and Party B have signed Cooperation Agreement of Undergraduate International General Education Courses of Chinese Service Center for Scholarly Exchange of the Ministry of Education on July 8, 2013. According to Contract Law of the People’s Republic of China and other relevant laws and administrative regulations, and based on the principles of voluntariness, equality, good faith and mutual benefits, Party A and Party B have entered into the following supplementary agreement through friendly negotiation:

I.  Party B shall deliver the mobile teaching and learning platform and PC lesson preparation platform as independently researched and developed by Party B and the ancillary teaching contents as completed according to the on-the-spot investigation and actual demand statistics about teachers and students to Party A on October 1, 2015.

II.  Party A shall provide the teaching equipment and WIFI equipment that meet the use of mobile teaching and learning platform.

III. This Agreement is the supplementary agreement to the original contract and bears the same legal force as the original contract.

IV. This Agreement is made in two originals of the same legal force, one for each party hereto.

V.  This Agreement shall become effective upon being sealed by the Parties.

Party A: IEN Institute of Minjiang University Date of Signing: May 21, 2015 IEN Institute of Minjiang University (Seal)

Party B: China Liberal (Beijing) Education Technology Co., Ltd. Date of Signing: May 21, 2015 China Liberal (Beijing) Education Technology Co., Ltd. (Seal)

Agreement

Party A: Straits Institute of Minjiang University

Party B: China Liberal (Beijing) Education Technology Co., Ltd.

Whereas:

(1)  Party B: China Liberal (Beijing) Education Technology Co., Ltd. (Party B) and IEN Institute of Minjiang University have signed Cooperation Agreement of Undergraduate International General Education Courses of Chinese Service Center for Scholarly Exchange of the Ministry of Education on July 8, 2013 and Supplementary Agreement to such cooperation agreement on May 21, 2015; such two agreements are collectively referred to as “Original Agreements”;

(2) IEN Institute of Minjiang University will not continue undertaking Undergraduate International General Education Courses of Chinese Service Center for Scholarly Exchange of the Ministry of Education (hereinafter referred to as “IGEC”) after having been renamed as Fuzhou Melbourne Polytechnic;

(3)  With the consent of Minjiang University, IGEC Project will be continued by Straits Institute of Minjiang University (Party A);

Now therefore, Party A and Party B have entered into the following agreement through negotiation in respect of the cooperation of IGEC Project for joint compliance.

I. After Party A has undertaken IGEC Project, all rights and obligations of the Original Agreement shall remain unchanged, and Party A shall continue performing all contents of the Original Agreements in replace of IEN Institute of Minjiang University.

II.  Party B shall continue performing all contents of the Original Agreements to Party A according to the provisions of the Original Agreements.

III. This Agreement is the supplementary agreement to the Original Agreements, and bears the same legal force as the Original Agreements.

IV. This Agreement is made in four originals of the same legal force, two for each party hereto.

V.  This Agreement shall become effective upon being sealed by the Parties. For any matter not covered herein, the Parties may sign a supplementary agreement, and such supplementary agreement shall bear the same legal force.

Party A: Straits Institute of Minjiang University (Seal) Authorized Representative: Date: November 16, 2017 Straits Institute of Minjiang University (Seal)

Party B: China Liberal (Beijing) Education Technology Co., Ltd.
(Seal) Authorized Representative: Date: November 16, 2017
Special Contract Seal of China Liberal (Beijing) Education Technology Co., Ltd. (Seal)